UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 18, 2024

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer Identification No.)

2174 EastRidge Center
Eau Claire, WI 54701
(Address and Zip Code of principal executive offices)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	CZWI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 18, 2024, Citizens Community Bancorp, Inc. (the "Company") held its 2024 Annual Meeting of Stockholders (the "Annual Meeting"). A total of 10,406,880 shares of common stock were eligible to vote at the Annual Meeting. The matters voted on at the Annual Meeting were as follows:

1.    Proposal 1: Election of Directors:

Kristina M. Bourget and Timothy L. Olson were elected directors of the Company. The results of the vote were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Kristina M. Bourget	5,611,332	1,359,072	1,287,940
Timothy L. Olson	4,868,319	2,102,085	1,287,940

2.    Proposal 2: Ratification of the Appointment of the Company's Independent Registered Public Accounting Firm:

The Stockholders approved the proposal to ratify the appointment by the Company's Audit Committee of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,133,900	107,511	16,933	—

3.    Proposal 3: Advisory (non-binding) vote on the executive compensation of the Company's named executive officers:

The Stockholders approved the advisory (non-binding) proposal regarding the compensation of the Company's named executive officers as disclosed in the Proxy Statement for the Annual Meeting. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,395,620	413,384	161,400	1,287,940

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: June 20, 2024	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer